Exhibit 4.3
[FORM OF NOTE]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
NOBLE CORPORATION
5.875% SENIOR NOTE DUE 2013
$300,000,000
CUSIP No. G65422AA8
Issue Date: May 26, 2006
Noble Corporation, a Cayman Islands exempted company limited by shares (the “Company”), promises to pay to CEDE & CO. or its registered assigns, the principal amount of THREE HUNDRED MILLION DOLLARS ($300,000,000) on June 1, 2013. This Note shall not bear interest except as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

NOBLE CORPORATION

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
Dated: May 26, 2006

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

[FORM OF REVERSE SIDE OF THE NOTE]
5.875% SENIOR NOTE DUE 2013
     Interest. Commencing May 26, 2006, interest on this Note will accrue at the rate of 5.875% per annum and will be payable in cash semiannually on each June 1 and December 1, commencing December 1, 2006, to Holders of record on the close of business on the immediately preceding May 15 and November 15. All such interest shall be payable on demand.
     Method of Payment. Subject to the terms and conditions of the Indenture, payments in respect of the Notes shall be made at the office or agency of the Company maintained for that purpose in the City and State of New York. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     Paying Agent and Security Registrar. Initially, JPMorgan Chase Bank, National Association, as Trustee (the “Trustee”), will act as Paying Agent and Security Registrar. The Company may appoint and change any paying agent or security registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent or Security Registrar.
     Indenture. The Company issued the Notes under an Indenture, dated as of May 26, 2006, between the Company and the Trustee, as supplemented by a First Supplemental Indenture, dated as of May 26, 2006, between the Company, the Trustee and Noble Drilling Corporation, as Guarantor (collectively, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act of 1939”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms.
The Notes are general unsecured obligations of the Company, limited to $300,000,000 aggregate principal amount.
     Redemption at the Option of the Company. No sinking fund is provided for the Notes. The Notes will be subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ notice to the Holders prior to the Redemption Date, at the Redemption Price (as defined below).
If notice of redemption has been given as provided in Article Eleven of the Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes from and after the Redemption Date will be to receive payment of the Redemption Price upon surrender of such Notes in accordance with such notice.

As used herein:
“Make-Whole Premium” with respect to any Note (or portion of a Note) to be redeemed shall be equal to the excess, if any, of:
the sum of the present values, calculated as of the Redemption Date, of:
     each interest payment that, but for the redemption, would have been payable on the Note (or its portion) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period before the Redemption Date); and
     the principal amount that, but for the redemption, would have been payable at the final maturity of the Note (or its portion) being redeemed;
over
the principal amount of the Note (or its portion) being redeemed.
The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Those present values will be calculated by discounting the amount of each payment of interest or principal from the date that such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield plus 15 basis points for such Notes. The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company, provided that if the Company fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make the calculation, such calculation will be made by Goldman, Sachs & Co. or, if that firm is unwilling or unable to make the calculation, by the Independent Investment Banker.
“Redemption Price,” with respect to Notes being redeemed on a Redemption Date, shall be the price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any is required to be paid. The Redemption Price of any Notes being redeemed will never be less than 100% of the principal amount of the Notes being redeemed plus accrued interest to the Redemption Date.
If less than all the Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption, either pro rata, by lot or by another method the Trustee shall deem fair and reasonable, and the aggregate principal amounts to be redeemed must be equal to $1,000 or any integral multiple thereof.
     Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Security

Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the first mailing or publication of notice of redemption of Notes to be redeemed or (b) any Notes selected, called or being called for redemption, in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed.
     Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.
     Unclaimed Money. The Trustee and each Paying Agent shall each return to the Company upon written request any money held by them for the payment of any amount with respect to the Notes that remains unclaimed for three years. After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
     Amendment; Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, or to comply with Article Nine of the Indenture, or to make any change that does not adversely affect the rights of any Holder of Notes in any material respect.
     Defaults and Remedies. Under the Indenture, Events of Default include, among others, (a) default in the payment of principal or premium, if any, when due; (b) default in the payment of any installment of interest when due, continued for 30 days; (c) default in the performance of any covenant of the Company applicable to the Notes, continued for 90 days after written notice given in accordance with the Indenture to the Company by the Trustee or to the Company and the Trustee, by the Holders of at least 25% in aggregate principal amount of all series of Notes then Outstanding; (d) the Guarantee ceases to be in full force and effect (except in accordance with its terms) or the Guarantor denies or disaffirms its obligations under the Guarantee; (e) certain events of bankruptcy, insolvency or reorganization of the Company; and (f) default under any bond, debenture, note or other evidence of Indebtedness (other than Non-Recourse Indebtedness) by either of the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of either of the Company or any Subsidiary resulting in the acceleration of such Indebtedness (other than Non-Recourse Indebtedness), or any default in payment of such Indebtedness (other than Non-Recourse Indebtedness) (after expiration of any applicable grace periods and presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness (other than Non-Recourse Indebtedness) that has been so accelerated and with respect to which there has been such a default in payment shall exceed $25,000,000 and there has been a failure to obtain rescission or annulment of all such accelerations or to discharge all such defaulted indebtedness within 20 days after there has been given in accordance with the Indenture to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture.
If any Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee, if given by the Holders), may declare the principal of all of the Notes and the interest, if any, accrued thereon to be due and payable immediately; provided, however, that the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company and the Trustee, may rescind and annul such declaration and its consequences if all defaults under such Indenture are cured or waived.
No Holder of Notes then Outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, the Indenture, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, (ii) the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee such reasonable indemnity as it may require with respect thereto and (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; provided that, the right of any Holder of any Note to receive payment of the principal of, premium, if any, or interest, if any, on such Note, on or after the respective due dates, or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such Holder. The Holders of a majority in aggregate principal amount of the Notes then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that the Trustee may decline to follow such direction if the Trustee determines that such action or proceeding is unlawful or would involve the Trustee in personal liability.
The Company is required to furnish to the Trustee annually a certificate as to compliance by the Company with all conditions and covenants under the Indenture.
     Trustee Dealings With the Company. Subject to certain limitations imposed by the Trust Indenture Act of 1939 and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
     No Recourse Against Others. A director, officer, employee, member or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the payment obligations of the Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes and the Guarantee.

     Authentication. This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.
     Defeasance, Covenant Defeasance. The Notes are subject to defeasance and covenant defeasance as provided in the Indenture.
     Abbreviations. Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).
     Governing Law. THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
The Company will furnish to any Holder of Notes upon written request and without charge a copy of the Indenture. Requests may be made to: Noble Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, Attention: Corporate Secretary.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Name, Social Security Number or other Identifying Number of Assignee)
at the following address:

(Please print or typewrite name and address, including postal zip code, of assignee)

this Note and all rights hereunder, hereby irrevocably constituting and appointing
  Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

[FORM OF NOTATION OF GUARANTEE]
NOTATION OF PAYMENT GUARANTEE OF NOBLE DRILLING CORPORATION
     For value received, the undersigned, Noble Drilling Corporation, a Delaware corporation (the “Guarantor,” which term includes any successor person under the indenture referred to below), and a wholly-owned indirect subsidiary of Noble Corporation, a Cayman Islands exempted company limited by shares (the “Company”), has unconditionally guaranteed, to the extent set forth in, and subject to the provisions of, the First Supplemental Indenture, dated as of May 26, 2006 (the “First Supplemental Indenture”), among the Company, the Guarantor and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the First Supplemental Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other payment obligations of the Company to the holders of the Notes or the Trustee all in accordance with the terms of the Indenture, dated as of May 26, 2006, between the Company and the Trustee, with respect to the Company’s 5.875% Senior Notes due 2013 and the First Supplemental Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The payment obligations of the Guarantor to the holders of the Notes and to the Trustee pursuant to this guarantee are expressly set forth in Sections 3 through 6 of the First Supplemental Indenture, and reference is hereby made to the First Supplemental Indenture for the precise terms of this payment guarantee.

NOBLE DRILLING CORPORATION, as Guarantor

By:

Name:
Title: